UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 25, 2017

Strayer Education, Inc.
(Exact name of registrant as specified in its charter)

MARYLAND	0-21039	52-1975978
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2303 Dulles Station Boulevard Herndon, VA	20171
(Address of principal executive offices)	(Zip Code)

(703) 561-1600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This Form 8-K/A (“Amendment”) amends the Current Report on Form 8-K filed by Strayer Education, Inc. (the “Company”) with the U.S. Securities and Exchange Commission on May 3, 2017 (the “Original Form 8-K”), which disclosed the voting results from the Company’s Annual Meeting of Stockholders held on May 2, 2017. The purpose of this Amendment is to disclose the Company’s decision, based on SEC rules, regarding how frequently it will conduct future non-binding stockholder advisory votes to approve the compensation of the Company’s named executive officers (“Say-on-Pay”).

Item 5.07	Submission of Matters to a Vote of Security Holders.

As previously reported in the Original Form 8-K, in a non-binding advisory vote on the frequency of future Say-on-Pay votes held at the 2017 Annual Meeting of Stockholders, 8,376,198 shares voted for one year, 7,574 shares voted for two years, 1,200,578 shares voted for three years, 55,554 shares abstained, and there were 631,608 broker non-votes. The Company considered the outcome of this advisory vote and has determined, as recommended with respect to this proposal by the Company’s Board of Directors in the Company’s proxy statement for the 2017 Annual Meeting of Stockholders, that the Company will hold future Say-on-Pay votes on an annual basis until the next required advisory vote on the frequency of Say-on-Pay votes. The Company is required to hold an advisory vote on the frequency of Say-on-Pay votes at least once every six years.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRAYER EDUCATION, INC.

Date:	July 26, 2017	By:	/s/ Daniel W. Jackson
Daniel W. Jackson
Executive Vice President and Chief Financial Officer

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